Exhibit 99.1

               Orion HealthCorp Announces Second Quarter Results

    ATLANTA--(BUSINESS WIRE)--Aug. 9, 2006--Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the second quarter and six months ended June 30, 2006.
    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We continue to make progress on a number of fronts. During the second quarter, we were EBITDA positive, demonstrating that our cost controls and consolidation efforts are producing the desired results. Also, we are hard at work executing our business plan that, in addition to reducing costs, includes strategic growth initiatives. We have identified several acquisition candidates that we believe would complement our existing revenue cycle management business and are discussing potential transactions. Halfway through 2006, we believe we are well-positioned with positive momentum for the remainder of the year."
    The results for the three months and six months ended June 30, 2006 and 2005, respectively, include the consolidated results of Orion HealthCorp, with two of its business units: Integrated Physician Solutions, Inc., which provides business and management services to pediatric physician groups, and Medical Billing Services, Inc., which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" is reported as discontinued operations for the three months and six months ended June 30, 2006 and 2005.
    For the three months ended June 30, 2006, net operating revenues were $6.9 million compared with $7.7 million for the same period in the prior year. Loss from continuing operations was $481,000, or $0.04 per basic share, for the second quarter of 2006 compared with a loss from continuing operations of $7.8 million, or $0.84 per basic share, including a charge for impairment of intangible assets and goodwill of $6.4 million, for the prior year period. Net loss, including income from discontinued operations of $968, was $480,000, or $0.04 per basic share, for the second quarter of 2006 compared with a net loss, including a loss from discontinued operations of $540,000, of $8.3 million, or $0.90 per basic share, for the quarter ended June 30, 2005. Earnings before interest, taxes, depreciation and amortization ("EBITDA") totaled $54,000 for the second quarter of 2006. (A reconciliation of EBITDA to net income is provided on the attached unaudited consolidated condensed statements of operations.)
    For the six months ended June 30, 2006, net operating revenues were $14.1 million compared with $15.3 million for the same period in the prior year. Loss from continuing operations was $285,000, or $0.02 per basic share, for the first six months of 2006 compared with a loss from continuing operations of $9.2 million, or $1.03 per basic share, including the aforementioned charge for impairment of intangible assets and goodwill, for the same period in 2005. Net income, including income from discontinued operations of $576,000, was $291,000, or $0.03 per basic share, for the first half of 2006 compared with a net loss, including a loss from discontinued operations of $821,000, of $10.0 million, or $1.12 per basic share, for the first half of 2005. EBITDA totaled $116,000 for the first six months of 2006 compared with an EBITDA loss of $946,000 for the prior year period.
    The live broadcast of Orion HealthCorp's second quarter conference call will begin at 11:00 a.m. Eastern Time on August 10, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, labor and employee benefits, an inability to obtain a forbearance on the Company's revolving lines of credit as a result of the Company's default of its financial covenants, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies, including the impact and expense of any potential acquisitions. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.



                        ORION HEALTHCORP, INC.
       Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------

Net operating revenues           $6,932    $7,651   $14,086   $15,281
Operating expenses                7,287    15,349    14,788    24,318
Total other income
 (expenses), net                   (126)     (110)      417      (170)
                               --------  --------  --------  --------

Loss from continuing
 operations                        (481)   (7,808)     (285)   (9,207)
Income (loss) from
 operations of discontinued
 components, including gain
 (loss) on disposal                   1      (540)      576      (821)
                               --------  --------  --------  --------

Net income (loss)                $(480)   $(8,348)     $291  $(10,028)
                               ========  ========  ========  ========

Weighted average common
 shares outstanding:
  Basic                          12,591     9,246    12,510     8,958
  Diluted                        12,591     9,246    89,319     8,958

Net income (loss) per share:
 Basic
  Net loss per share from
   continuing operations         $(0.04)   $(0.84)   $(0.02)   $(1.03)
  Income (loss) per share
   from discontinued
   operations                      --       (0.06)     0.05     (0.09)
                               --------  --------  --------  --------
     Net income (loss)
      per share                  $(0.04)   $(0.90)    $0.03    $(1.12)
                               ========  ========  ========  ========

 Diluted
  Net loss per share from
   continuing operations         $(0.04)   $(0.84)      $--    $(1.03)
  Income (loss) per share
   from discontinued
   operations                      --       (0.06)     0.01     (0.09)
                               --------  --------  --------  --------
     Net income (loss)
      per share                  $(0.04)   $(0.90)    $0.01    $(1.12)
                               ========  ========  ========  ========

Reconciliation of EBITDA
 to net income (loss):
  EBITDA                            $54     $(491)     $116     $(946)
   Less: Depreciation and
         amortization              (409)     (844)     (818)   (1,728)
   Less: Charge for impairment
         of intangible assets
         and goodwill              --      (6,363)     --      (6,363)
   Less: Total other income
         (expenses), net           (126)     (110)      417      (169)
   Less: Minority interest
         loss in partnership       --        --        --          (1)
   Less: Income (loss) from
         operations of
         discontinued components,
         including net gain
         (loss) on disposal           1      (540)      576      (821)
                               --------  --------  --------  --------
     Net income (loss)            $(480)  $(8,348)     $291  $(10,028)
                               ========  ========  ========  ========




                        ORION HEALTHCORP, INC.
                 Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                   June 30,  Dec. 31,
                                                     2006      2005
                                                   --------  --------
                                                  (Unaudited)
Current assets:
 Cash and cash equivalents                             $329      $299
 Accounts receivable, net                             2,330     2,798
 Inventory                                              170       206
 Prepaid expenses and other current assets              620       716
 Assets held for sale                                  --         976
                                                   --------  --------
   Total current assets                               3,449     4,995

Property and equipment, net                             640       742

Other long-term assets:
 Intangible assets, including goodwill, net          15,585    16,289
 Other assets, net                                       64        92
                                                   --------  --------
  Total other long-term assets                       15,649    16,381
                                                   --------  --------
     Total assets                                   $19,738   $22,118
                                                   ========  ========

Current liabilities:
 Accounts payable and accrued expenses               $5,396    $6,738
 Other current liabilities                             --          25
 Current portion of capital lease obligations            92        92
 Current portion of long-term debt                    3,440     4,232
 Liabilities held for sale                             --         452
                                                   --------  --------
   Total current liabilities                          8,928    11,539
                                                   --------  --------

Long-term liabilities:
 Capital lease obligations,
  net of current portion                                168       214
 Long-term debt, net of current portion               3,795     3,871
 Minority interest in partnership                      --          35
                                                   --------  --------
   Total long-term liabilities                        3,963     4,120
                                                   --------  --------

Stockholders' equity:
 Preferred stock, par value $0.001;
  20,000,000 shares authorized; no shares
  issued and outstanding                               --        --
 Common stock, Class A, par value $0.001;
  70,000,000 shares authorized, 12,713,776 and
  12,428,042 shares issued at June 30, 2006
  and December 31, 2005, respectively                    12        12
 Common stock, Class B, par value $0.001;
  25,000,000 shares authorized, 10,448,470 shares
  issued and outstanding at June 30, 2006 and
  December 31, 2005, respectively                        11        11
 Common stock, Class C, par value $0.001;
  2,000,000 shares authorized, 1,437,572 shares
  issued and outstanding at June 30, 2006
  and December 31, 2005, respectively                     2         2
 Additional paid-in capital                          57,025    56,928
 Accumulated deficit                                (50,165)  (50,456)
 Treasury stock - at cost; 9,140 shares                 (38)      (38)
                                                   --------  --------
   Total stockholders' equity                         6,847     6,459
                                                   --------  --------
     Total liabilities and stockholders' equity     $19,738   $22,118
                                                   ========  ========

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Stephen H. Murdock, 678-832-1800